Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

Taubman Centers, Inc. Issues Solid Second Quarter Results

–	Net Income and Earnings Per Diluted Common Share (EPS) Up

–	Comparable Center Net Operating Income (NOI), Excluding Lease Cancellation Income, Up 3.5 Percent for the Quarter, Up 4.1 percent Year-to-Date

–	Mall Tenant Sales Per Square Foot Up 6 Percent for the Quarter, Eighth Consecutive Quarter of Positive Sales Growth

–	Year-to-date Mall Tenant Sales Per Square Foot Up 9.1 Percent

–	Next Taubman Asia Development in South Korea Announced

–	2018 NOI Guidance Increased

–	2018 EPS, Funds from Operations (FFO) and Adjusted FFO Guidance Revised

BLOOMFIELD HILLS, Mich., July 30, 2018 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the second quarter of 2018.

	June 30, 2018 Three Months Ended (1)	June 30, 2017 Three Months Ended (2)	June 30, 2018 Six Months Ended (1)	June 30, 2017 Six Months Ended (2)
Net income attributable to common shareowners, diluted (in thousands) Growth rate	$15,324 13.5%	$13,505	$33,943 10.5%	$30,720
Net income attributable to common shareowners (EPS) per diluted common share Growth rate	$0.25 13.6%	$0.22	$0.55 10.0%	$0.50
Funds from Operations (FFO) per diluted common share Growth rate	$0.92 7.0%	$0.86	$1.80 5.3%	$1.71
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$0.87 (5.4)%	$0.92	$1.91 3.2%	$1.85
(1) Primary exclusions to Adjusted FFO for the three and six month periods ended June 30, 2018 were costs associated with shareowner activism and the fluctuation in the fair value of the Simon Property Group (SPG) common shares investment (due to the adoption of new accounting related to investments in securities this year).
(2) Primary exclusions to Adjusted FFO for the three and six month periods ended June 30, 2017 were a restructuring charge and costs associated with shareowner activism.

“We’re pleased with this quarter’s results,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “Our business benefitted from increased rents and expense savings.”

The company received significant lease cancellation income in the second quarter of 2017, impacting the comparability of the year-over-year second quarter Adjusted FFO results.

For the quarter, comparable center NOI, excluding lease cancellation income, was up 3.5 percent, bringing year-to-date growth to 4.1 percent. Including lease cancellation income, comparable center NOI was up 1.7 percent, bringing year-to-date growth to 5.4 percent.

-more-

Taubman Centers/2

“Comparable center NOI growth exceeded our expectations again this quarter. The newest centers in our comp pool - International Market Place in Hawaii, CityOn.Xi’an in China, and Starfield Hanam in South Korea - produced especially strong growth. We also benefitted from higher overage rents, a result of strong tenant sales in the quarter, and greater net recoveries. As a result, we are increasing our NOI guidance for the full year,” said Mr. Taubman.

Operating Statistics

Comparable center mall tenant sales per square foot increased 6 percent from the second quarter of 2017. This brings the company's 12-month trailing mall tenant sales per square foot to $807, an increase of 5.6 percent from the 12-months ended June 30, 2017. Year-to-date, mall tenant sales per square foot were up 9.1 percent.

Tenant sales per square foot in the company’s U.S. comparable centers were up 5.1 percent in the quarter, bringing 12-month trailing U.S. mall tenant sales per square foot to $845, an increase of 5.2 percent from the 12-months ended June 30, 2017. Year-to-date, U.S. mall tenant sales per square foot were up 8.2 percent.

“We were encouraged to see strong growth in tenant sales once again this quarter,” said Mr. Taubman. “Our newest comp centers and our tourist-oriented centers performed particularly well.”

Average rent per square foot for the quarter was $57.90, up 3.6 percent from $55.92 in the comparable period last year. Year-to-date, average rent per square foot was up 3.8 percent.

Trailing 12-month releasing spread per square foot for the period ended June 30, 2018 was 2.3 percent. The spread continues to be impacted by a small number of spaces that have an average lease term of less than two-and-a-half years. Without these leases, the spread was 9 percent.

Ending occupancy in comparable centers was 92.2 percent on June 30, 2018, down 1.1 percent from June 30, 2017. The company continues to expect occupancy to end the year at approximately 95 percent.

Leased space in comparable centers was 94.9 percent on June 30, 2018, down 0.7 percent from June 30, 2017.

-more-

Taubman Centers/3

Fourth Taubman Asia Investment

In June, the company made an initial investment in a joint venture with Shinsegae Group to build, lease and manage a 1.1 million square foot shopping mall in Anseong, Gyeonggi Province, South Korea, a high growth city in the Greater Seoul Metropolitan Area. The total project cost is expected to be between $570 and $600 million. Taubman’s total investment is expected to be between $140 and $150 million, representing a 24.5 percent interest in the center (although the company currently owns and is funding 49% of the project until an additional capital partner is admitted). Shinsegae owns 51 percent of the project, and an institutional investor is expected to own the other 24.5 percent. Starfield Anseong will be anchored by E-Mart Traders, PK Supermarket, ElectroMart, Sports Monster, an upscale cinema and several of Shinsegae’s successful entertainment concepts including Aquafield and Toy Kingdom. The center is expected to open in late 2020. The company’s unlevered after-tax return at stabilization is expected to be 6.25 to 6.75 percent before performance-related fee income from the anticipated capital partner.

Financing Activity

In April, Fair Oaks Mall (Fairfax, Va.), the company’s 50 percent owned joint venture, completed a $260 million, five-year, non-recourse financing. The loan bears interest at a fixed rate of 5.32 percent. Proceeds were used to pay off the previous $259 million loan.

2018 Guidance

The company is updating several guidance measures for 2018.

EPS is now expected to be in the range of $1.11 to $1.26 per diluted common share, revised from the previous range of $0.99 to $1.23.

FFO, which includes $0.11 per diluted common share of year-to-date adjustments, is now expected to be in the range of $3.63 to $3.73 per diluted common share, revised from the previous range of $3.56 to $3.70.

Adjusted FFO, which excludes the $0.11 per diluted common share of year-to-date adjustments, is expected to be in the range of $3.74 to $3.84 per diluted common share, revised from the previous range of $3.72 to $3.86.

The company is increasing its comparable center NOI growth guidance. Comparable center NOI growth is now expected to be 3 to 4 percent for the year, up from the previous range of 2 to 3 percent.

The company’s share of consolidated and unconsolidated interest expense is now expected to be $189 to $192 million, up from the previous range of $185 to $190 million. Capitalized interest is now expected to be lower, resulting in greater interest expense for the year.

-more-

Taubman Centers/4

The company’s other guidance assumptions are unchanged. The company’s guidance does not reflect any future costs related to shareowner activism or fluctuation in the fair value of the SPG common shares it owns.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Earnings Press Release

•	Company Overview

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Income Statements

•	Changes in Funds from Operations and Earnings Per Common Share

•	Balance Sheets

•	Debt Summary

•	Capital Spending and Certain Balance Sheet Information

•	Owned Centers

•	Redevelopments & New Developments

•	Anchors & Major Tenants in Owned Portfolio

•	Components of Other Income, Other Operating Expense, and Nonoperating Income, Net

•	Earnings Reconciliations

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 a.m. EDT on Tuesday, July 31 to discuss these results, business conditions and the company’s outlook for the remainder of 2018. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

-more-

Taubman Centers/5

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; challenges with department stores; changes in consumer shopping behavior; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7569
mmainville@taubman.com

# # #

Taubman Centers/6

TAUBMAN CENTERS, INC.
Table 1 - Income Statement
For the Three Months Ended June 30, 2018 and 2017
(in thousands of dollars)
	2018		2017
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Minimum rents	87,580	87,734	86,787	84,957
Overage rents	1,565	5,789	1,179	5,215
Expense recoveries	50,553	43,526	49,413	43,692
Management, leasing, and development services	826		1,375
Other	12,245	6,742	15,922	8,349
Total revenues	152,769	143,791	154,676	142,213

EXPENSES (2):
Maintenance, taxes, utilities, and promotion	38,085	43,757	39,519	41,795
Other operating	21,034	5,125	22,098	6,591
Management, leasing, and development services	408		595
General and administrative	8,522		9,416
Restructuring charge	(77)		416
Costs associated with shareowner activism	5,000		5,000
Interest expense	33,023	33,650	26,746	34,721
Depreciation and amortization	42,996	33,949	39,442	34,146
Total expenses	148,991	116,481	143,232	117,253

Nonoperating income, net (3)	12,301	581	3,074	360
	16,079	27,891	14,518	25,320
Income tax expense	(28)	(1,527)	(113)	(1,220)
		26,364		24,100
Equity in income of Unconsolidated Joint Ventures	14,042		13,258
Net income	30,093		27,663
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,480)		(1,605)
Noncontrolling share of income of TRG	(6,922)		(6,214)
Distributions to participating securities of TRG	(599)		(576)
Preferred stock dividends	(5,785)		(5,785)
Net income attributable to Taubman Centers, Inc. common shareowners	15,307		13,483

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	92,098	95,490	80,706	94,187
EBITDA - outside partners' share	(6,258)	(46,206)	(6,456)	(45,041)
Beneficial interest in EBITDA	85,840	49,284	74,250	49,146
Beneficial interest expense	(29,995)	(17,263)	(23,749)	(17,849)
Beneficial income tax expense - TRG and TCO	5	(654)	(70)	(518)
Beneficial income tax expense - TCO	—		2
Non-real estate depreciation	(1,128)		(745)
Preferred dividends and distributions	(5,785)		(5,785)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	48,937	31,367	43,903	30,779

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	699	441	483	246
Country Club Plaza purchase accounting adjustments - minimum rents increase at TRG%		(100)		2
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	27		33

(1) With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2) Certain expenses of Starfield Hanam, which were previously classified in "Other operating" expense, are now included in "Maintenance, taxes, utilities and promotion" expense. Amounts for 2017 have been reclassified to conform to the 2018 classification.

(3) During the three months ended June 30, 2018, a gain of $9.3 million was recognized for the fluctuation in the fair value of the SPG common shares investment. In connection with the adoption of Accounting Standards Update No. 2016-01 on January 1, 2018, the Company now measures its investment in SPG common shares at fair value with changes in value recorded through net income.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Six Months Ended June 30, 2018 and 2017
(in thousands of dollars)
	2018		2017
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	174,405	179,775	171,090	168,482
Overage rents	4,190	11,670	3,754	10,277
Expense recoveries	102,081	89,396	102,425	89,440
Management, leasing, and development services	1,620		2,292
Other	31,965	18,238	24,198	14,614
Total revenues	314,261	299,079	303,759	282,813

EXPENSES (2):
Maintenance, taxes, utilities, and promotion	75,722	84,135	79,230	79,976
Other operating	44,900	15,111	41,417	13,527
Management, leasing, and development services	710		1,174
General and administrative	17,015		20,167
Restructuring charge	(423)		2,312
Costs associated with shareowner activism	8,500		8,500
Interest expense	63,846	66,117	52,292	65,090
Depreciation and amortization	78,018	67,418	77,153	64,654
Total expenses	288,288	232,781	282,245	223,247

Nonoperating income, net (3)	5,158	928	5,853	2,211
	31,131	67,226	27,367	61,777
Income tax expense	(212)	(3,264)	(321)	(4,163)
		63,962		57,614
Gain on disposition, net of tax (4)				3,713
		63,962		61,327
Equity in income of Unconsolidated Joint Ventures	33,770		33,376
Net income	64,689		60,422
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,824)		(3,049)
Noncontrolling share of income of TRG	(15,201)		(14,004)
Distributions to participating securities of TRG	(1,198)		(1,147)
Preferred stock dividends	(11,569)		(11,569)
Net income attributable to Taubman Centers, Inc. common shareowners	33,897		30,653

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	172,995	200,761	156,812	195,965
EBITDA - outside partners' share	(12,515)	(97,233)	(12,702)	(92,904)
Beneficial interest in EBITDA	160,480	103,528	144,110	103,061
Beneficial share of gain on disposition (3)				(2,814)
Beneficial interest expense	(57,807)	(34,014)	(46,320)	(33,630)
Beneficial income tax expense - TRG and TCO	(129)	(1,364)	(247)	(2,151)
Beneficial income tax expense - TCO	3		102
Non-real estate depreciation	(2,264)		(1,434)
Preferred dividends and distributions	(11,569)		(11,569)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	88,714	68,150	84,642	64,466

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	1,355	1,152	435	647
Country Club Plaza purchase accounting adjustments - minimum rents increase at TRG%		1,387		54
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	58		82

(1) With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2) Certain expenses of Starfield Hanam, which were previously classified in "Other operating" expense, are now included in "Maintenance, taxes, utilities and promotion" expense. Amounts for 2017 have been reclassified to conform to the 2018 classification.

(3) During the six months ended June 30, 2018, an expense of $0.9 million was incurred for the fluctuation in the fair value of the SPG common shares investment. In connection with the adoption of Accounting Standards Update No. 2016-01 on January 1, 2018, the Company now measures its investment in SPG common shares at fair value with changes in value recorded through net income.

(4) During the six months ended June 30, 2017, the joint venture that owns the Valencia Place office tower at Country Club Plaza recognized a $4.4 million gain ($2.8 million at TRG's share) and $0.7 million of income tax expense ($0.7 million at TRG's share) in connection with the sale of the office tower.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP operating measures, including EBITDA, beneficial interest in EBITDA, Net Operating Income, and Funds from Operations. These measures are reconciled to the most comparable GAAP measures. Additional information as to the use of these measures are as follows.

EBITDA represents earnings before interest, income taxes, and depreciation and amortization of the Operating Partnership's consolidated and unconsolidated businesses. Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes EBITDA and beneficial interest in EBITDA provide useful indicators of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases, and in formulating corporate goals and compensation. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, property taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity. In addition, The Mall of San Juan has been excluded from “comparable center” statistics as a result of Hurricane Maria and the expectation that the center’s performance will be impacted for the foreseeable future.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment writedowns of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods.For the three and six months ended June 30, 2018, FFO and EBITDA were adjusted to exclude a reduction of a previously expensed restructuring charge, costs incurred associated with shareowner activism, and the fluctuation in the fair value of the SPG common shares investment. For the six months ended June 30, 2018, FFO was also adjusted for a charge recognized in connection with the write-off of deferred financing costs related to the early payoff of our $475 million unsecured term loan. For the three and six months ended June 30, 2017, FFO and EBITDA were adjusted to exclude a restructuring charge and costs incurred associated with shareowner activism. For the six months ended June 30, 2017, FFO was also adjusted for a charge recognized in connection with the partial write-off of deferred financing costs related to an amendment of our primary unsecured revolving line of credit in February 2017. For the six months ended June 30, 2017, EBITDA was also adjusted to exclude a gain recognized in connection with the sale of the Valencia Place office tower at Country Club Plaza.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

The Company provides its beneficial interest in certain financial information of its Unconsolidated Joint Ventures. This beneficial information is derived as the Company’s ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving the Company’s beneficial interest in this manner may not accurately depict the legal and economic implications of holding a non-controlling interest in the investee.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended June 30, 2018 and 2017
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2018			2017
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	15,307	60,992,200	0.25	13,483	60,694,727	0.22
Add impact of share-based compensation	17	240,333		22	306,861
Net income attributable to TCO common shareowners - diluted	15,324	61,232,533	0.25	13,505	61,001,588	0.22
Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Add TCO's additional income tax expense	—		0.00	2		0.00
Net income attributable to TCO common shareowners, excluding step-up depreciation and additional income tax expense	16,941	61,232,533	0.28	15,124	61,001,588	0.25
Add noncontrolling share of income of TRG	6,922	24,951,981		6,214	24,970,351
Add distributions to participating securities of TRG	599	871,262		576	871,262
Net income attributable to partnership unitholders and participating securities of TRG	24,462	87,055,776	0.28	21,914	86,843,201	0.25
Add (less) depreciation and amortization:
Consolidated businesses at 100%	42,996		0.49	39,442		0.45
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,717)		(0.02)	(1,811)		(0.02)
Share of Unconsolidated Joint Ventures	17,325		0.20	17,521		0.20
Non-real estate depreciation	(1,128)		(0.01)	(745)		(0.01)
Less impact of share-based compensation	(17)		(0.00)	(22)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	80,304	87,055,776	0.92	74,682	86,843,201	0.86
TCO's average ownership percentage of TRG - basic (1)	71.0%			70.9%
Funds from Operations attributable to TCO's common shareowners, excluding additional income tax expense (1)	56,990		0.92	52,913		0.86
Less TCO's additional income tax expense	—		0.00	(2)		(0.00)
Funds from Operations attributable to TCO's common shareowners (1)	56,990		0.92	52,911		0.86

Funds from Operations attributable to partnership unitholders and participating securities of TRG	80,304	87,055,776	0.92	74,682	86,843,201	0.86
Restructuring charge	(77)		(0.00)	416		0.00
Costs associated with shareowner activism	5,000		0.06	5,000		0.06
Fluctuation in fair value of SPG common shares investment	(9,348)		(0.11)
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	75,879	87,055,776	0.87	80,098	86,843,201	0.92
TCO's average ownership percentage of TRG - basic (2)	71.0%			70.9%
Adjusted Funds from Operations attributable to TCO's common shareowners (2)	53,849		0.87	56,750		0.92

(1) For the three months ended June 30, 2018, Funds from Operations attributable to TCO's common shareowners was $56,262 using TCO's diluted average ownership percentage of TRG of 70.1%. For the three months ended June 30, 2017, Funds from Operations attributable to TCO's common shareowners was $52,193 using TCO's diluted average ownership percentage of TRG of 69.9%.

(2) For the three months ended June 30, 2018, Adjusted Funds from Operations attributable to TCO's common shareowners was $53,162 using TCO's diluted average ownership percentage of TRG of 70.1%. For the three months ended June 30, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $55,981 using TCO's diluted average ownership percentage of TRG of 69.9%.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Six Months Ended June 30, 2018 and 2017
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2018			2017
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	33,897	60,954,924	0.56	30,653	60,625,481	0.51
Add impact of share-based compensation	46	264,738		67	402,760
Net income attributable to TCO common shareowners - diluted	33,943	61,219,662	0.55	30,720	61,028,241	0.50
Add depreciation of TCO's additional basis	3,234		0.05	3,234		0.05
Add TCO's additional income tax expense	3		0.00	102		0.00
Net income attributable to TCO common shareowners, excluding step-up depreciation and additional income tax expense	37,180	61,219,662	0.60	34,056	61,028,241	0.56
Add noncontrolling share of income of TRG	15,201	24,953,313		14,004	24,974,128
Add distributions to participating securities of TRG	1,198	871,262		1,147	871,262
Net income attributable to partnership unitholders and participating securities of TRG	53,579	87,044,237	0.60	49,207	86,873,631	0.57
Add (less) depreciation and amortization:
Consolidated businesses at 100%	78,018		0.90	77,153		0.89
Depreciation of TCO's additional basis	(3,234)		(0.04)	(3,234)		(0.04)
Noncontrolling partners in consolidated joint ventures	(3,569)		(0.04)	(3,607)		(0.04)
Share of Unconsolidated Joint Ventures	34,380		0.39	33,173		0.38
Non-real estate depreciation	(2,264)		(0.03)	(1,434)		(0.02)
Less beneficial gain on disposition, net of tax				(2,083)		(0.02)
Less impact of share-based compensation	(46)		(0.00)	(67)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	156,864	87,044,237	1.80	149,108	86,873,631	1.72
TCO's average ownership percentage of TRG - basic (1)	71.0%			70.8%
Funds from Operations attributable to TCO's common shareowners, excluding additional income tax expense (1)	111,301		1.80	105,605		1.72
Less TCO's additional income tax expense	(3)		(0.00)	(102)		(0.00)
Funds from Operations attributable to TCO's common shareowners (1)	111,298		1.80	105,503		1.71

Funds from Operations attributable to partnership unitholders and participating securities of TRG	156,864	87,044,237	1.80	149,108	86,873,631	1.72
Restructuring charge	(423)		(0.00)	2,312		0.03
Costs associated with shareowner activism	8,500		0.10	8,500		0.10
Fluctuation in fair value of SPG common shares investment	914		0.01
Partial write-off of deferred financing costs	382		0.00	413		0.00
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	166,237	87,044,237	1.91	160,333	86,873,631	1.85
TCO's average ownership percentage of TRG - basic (2)	71.0%			70.8%
Adjusted Funds from Operations attributable to TCO's common shareowners (2)	117,949		1.91	113,555		1.85

(1) For the six months ended June 30, 2018, Funds from Operations attributable to TCO's common shareowners was $109,847 using TCO's diluted average ownership percentage of TRG of 70.0%. For the six months ended June 30, 2017, Funds from Operations attributable to TCO's common shareowners was $103,954 using TCO's diluted average ownership percentage of TRG of 69.8%.

(2) For the six months ended June 30, 2018, Adjusted Funds from Operations attributable to TCO's common shareowners was $116,407 using TCO's diluted average ownership percentage of TRG of 70.0%. For the six months ended June 30, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $111,890 using TCO's diluted average ownership percentage of TRG of 69.8%.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended June 30, 2018 and 2017
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2018	2017	2018	2017
Net income	30,093	27,663	64,689	60,422
Add (less) depreciation and amortization:
Consolidated businesses at 100%	42,996	39,442	78,018	77,153
Noncontrolling partners in consolidated joint ventures	(1,717)	(1,811)	(3,569)	(3,607)
Share of Unconsolidated Joint Ventures	17,325	17,521	34,380	33,173
Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	33,023	26,746	63,846	52,292
Noncontrolling partners in consolidated joint ventures	(3,028)	(2,997)	(6,039)	(5,972)
Share of Unconsolidated Joint Ventures	17,263	17,849	34,014	33,630
Income tax expense:
Consolidated businesses at 100%	28	113	212	321
Noncontrolling partners in consolidated joint ventures	(33)	(43)	(83)	(74)
Share of Unconsolidated Joint Ventures	654	518	1,364	2,151
Share of income tax expense on disposition				731
Less noncontrolling share of income of consolidated joint ventures	(1,480)	(1,605)	(2,824)	(3,049)
Beneficial interest in EBITDA	135,124	123,396	264,008	247,171
TCO's average ownership percentage of TRG - basic	71.0%	70.9%	71.0%	70.8%
Beneficial interest in EBITDA attributable to TCO	95,894	87,428	187,324	175,058

Beneficial interest in EBITDA	135,124	123,396	264,008	247,171
Add (less):
Restructuring charge	(77)	416	(423)	2,312
Costs associated with shareowner activism	5,000	5,000	8,500	8,500
Fluctuation in the fair value of SPG common shares investment	(9,348)		914
Beneficial share of gain on disposition				(2,814)
Adjusted Beneficial interest in EBITDA	130,699	128,812	272,999	255,169
TCO's average ownership percentage of TRG - basic	71%	70.9%	71.0%	70.8%
Adjusted Beneficial interest in EBITDA attributable to TCO	92,753	91,265	193,700	180,723

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Three Months Ended June 30, 2018, 2017, and 2016
(in thousands of dollars)
	Three Months Ended				Three Months Ended
	2018		2017		2017		2016
Net income	30,093		27,663		27,663		57,744
Add (less) depreciation and amortization:
Consolidated businesses at 100%	42,996		39,442		39,442		29,716
Noncontrolling partners in consolidated joint ventures	(1,717)		(1,811)		(1,811)		(1,267)
Share of Unconsolidated Joint Ventures	17,325		17,521		17,521		11,669
Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	33,023		26,746		26,746		20,588
Noncontrolling partners in consolidated joint ventures	(3,028)		(2,997)		(2,997)		(2,566)
Share of Unconsolidated Joint Ventures	17,263		17,849		17,849		13,207
Income tax expense:
Consolidated businesses at 100%	28		113		113		434
Noncontrolling partners in consolidated joint ventures	(33)		(43)		(43)
Share of Unconsolidated Joint Ventures	654		518		518
Less noncontrolling share of income of consolidated joint ventures	(1,480)		(1,605)		(1,605)		(1,630)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	6,258		6,456		6,456		5,471
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	46,206		45,041		45,041		31,869
EBITDA at 100%	187,588		174,893		174,893		165,235
Add (less) items excluded from shopping center NOI:
General and administrative expenses	8,522		9,416		9,416		11,693
Management, leasing, and development services, net	(418)		(780)		(780)		(22,302)	(1)
Restructuring charge	(77)		416		416
Costs associated with shareowner activism	5,000		5,000		5,000
Straight-line of rents	(1,927)		(2,869)		(2,869)		(2,024)
Fluctuation in fair value of SPG common shares investment	(9,348)
Insurance recoveries - The Mall of San Juan	(360)
Dividend income	(1,150)		(1,033)		(1,033)		(944)
Interest income	(2,024)		(2,245)		(2,245)		(1,760)
Other nonoperating income	—		(156)		(156)		(832)
Unallocated operating expenses and other	8,402		9,054		9,054		12,148
NOI at 100% - total portfolio	194,208		191,696		191,696		161,214
Less NOI of non-comparable centers	(13,799)	(2)	(14,315)	(2)	(36,843)	(3)	(15,841)	(4)
NOI at 100% - comparable centers	180,409		177,381		154,853		145,373
NOI - growth %	1.7%				6.5%

NOI at 100% - comparable centers	180,409		177,381		154,853		145,373
Lease cancellation income	(2,060)		(5,139)		(5,671)		(251)
NOI at 100% - comparable centers excluding lease cancellation income	178,349		172,242		149,182		145,122
NOI at 100% excluding lease cancellation income - growth %	3.5%				2.8%

(1)
Amount includes the lump sum payment of $21.7 million received in May 2016 in connection with the termination of the Company's third party leasing agreement for Crystals due to a change in ownership of the center.

(2)	Includes Beverly Center, CityOn.Zhengzhou, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(3)	Includes Beverly Center, CityOn.Xi'an, CityOn.Zhengzhou, Country Club Plaza, International Market Place, and Starfield Hanam.
(4)	Includes Beverly Center, CityOn.Xi'an, and Country Club Plaza.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Six Months Ended June 30, 2018, 2017, and 2016
(in thousands of dollars)
	Year to Date				Year to Date
	2018		2017		2017		2016
Net income	64,689		60,422		60,422		102,073
Add (less) depreciation and amortization:
Consolidated businesses at 100%	78,018		77,153		77,153		59,462
Noncontrolling partners in consolidated joint ventures	(3,569)		(3,607)		(3,607)		(2,686)
Share of Unconsolidated Joint Ventures	34,380		33,173		33,173		21,004
Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	63,846		52,292		52,292		39,716
Noncontrolling partners in consolidated joint ventures	(6,039)		(5,972)		(5,972)		(4,518)
Share of Unconsolidated Joint Ventures	34,014		33,630		33,630		24,735
Income tax expense:
Consolidated businesses at 100%	212		321		321		736
Noncontrolling partners in consolidated joint ventures	(83)		(74)		(74)
Share of Unconsolidated Joint Ventures	1,364		2,151		2,151
Share of income tax expense on disposition			731		731
Less noncontrolling share of income of consolidated joint ventures	(2,824)		(3,049)		(3,049)		(4,151)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	12,515		12,702		12,702		11,363
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	97,233		92,904		92,904		62,777
EBITDA at 100%	373,756		352,777		352,777		310,511
Add (less) items excluded from shopping center NOI:
General and administrative expenses	17,015		20,167		20,167		23,073
Management, leasing, and development services, net	(910)		(1,118)		(1,118)		(23,158)	(1)
Restructuring charge	(423)		2,312		2,312
Costs associated with shareowner activism	8,500		8,500		8,500
Straight-line of rents	(7,414)		(4,725)		(4,725)		(3,138)
Fluctuation in fair value of SPG common shares investment	914
Insurance recoveries - The Mall of San Juan	(1,030)
Gain on disposition			(4,445)		(4,445)
Gains on sales of peripheral land			(1,668)		(1,668)		(403)
Dividend income	(2,301)		(2,066)		(2,066)		(1,888)
Interest income	(3,644)		(4,277)		(4,277)		(2,272)
Other nonoperating expense (income)	(25)		(53)		(53)		(689)
Unallocated operating expenses and other	16,523		16,376		16,376		22,176
NOI at 100% - total portfolio	400,961		381,780		381,780		324,212
Less NOI of non-comparable centers	(26,602)	(2)	(26,725)	(2)	(70,767)	(3)	(28,491)	(4)
NOI at 100% - comparable centers	374,359		355,055		311,013		295,721
NOI - growth %	5.4%				5.2%

NOI at 100% - comparable centers	374,359		355,055		311,013		295,721
Lease cancellation income	(13,744)		(8,746)		(9,279)		(2,226)
NOI at 100% - comparable centers excluding lease cancellation income	360,615		346,309		301,734		293,495
NOI at 100% excluding lease cancellation income - growth %	4.1%				2.8%

(1)
Amount includes the lump sum payment of $21.7 million received in May 2016 in connection with the termination of the Company's third party leasing agreement for Crystals due to a change in ownership of the center.

(2)	Includes Beverly Center, CityOn.Zhengzhou, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(3)	Includes Beverly Center, CityOn.Xi'an, CityOn.Zhengzhou, Country Club Plaza, International Market Place, and Starfield Hanam.
(4)	Includes Beverly Center, CityOn.Xi'an, and Country Club Plaza.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 8 - 2018 Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2018

Adjusted Funds from Operations per common share	3.74	3.84

Costs associated with shareowner activism (1)	(0.10)	(0.10)

Fluctuations in fair value of SPG common shares investment (1)	(0.01)	(0.01)

Funds from Operations per common share	3.63	3.73

Real estate depreciation - TRG	(2.37)	(2.33)

Distributions to participating securities of TRG	(0.03)	(0.03)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	1.11	1.26

(1)
Amount represents actual amounts recognized through the second quarter of 2018. Amount does not include future assumptions of amounts to be incurred during 2018. In connection with the adoption of Accounting Standards Update No. 2016-01 on January 1, 2018, the Company now measures its investment in SPG common shares at fair value with changes in value recorded through net income.